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                                                                     EXHIBIT 5.1

                       [Letterhead of Baker Botts L.L.P.]

                                                              September 27, 2000

Hydril Company
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

Gentlemen:

As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Hydril Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 1,950,000 shares (the "Incentive Plan Shares") of Common Stock of the Company, par value $.50 per share (the "Common Stock"), issuable pursuant to the Hydril Company 2000 Incentive Plan (the "Incentive Plan") and up to 220,000 shares of Common Stock (together with the Incentive Plan Shares, the "Shares") issuable pursuant to the Hydril Company Employee Stock Purchase Plan, as amended (the "Purchase Plan" and, collectively with the Incentive Plan, the "Plans"), we are passing upon certain legal matters in connection with the Shares for the Company. At your request, we are furnishing this opinion to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined the Incentive Plan, the Purchase Plan, the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to date, and the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.

We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of paragraph 2 below that the consideration received by the Company for the Shares will be not less than the par value of the Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          2. In the case of Shares originally issued by the Company pursuant to the provisions of the Incentive Plan following due authorization of a particular award thereunder by a duly constituted and acting committee of the Board of Directors of the Company as provided in and in accordance with the Incentive Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Incentive Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

          3. In the case of Shares originally issued by the Company pursuant to the provisions of the Purchase

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     Plan, such Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued pursuant to and in accordance with the Purchase Plan, will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ BAKER BOTTS L.L.P.